UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2019

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class Trading symbol Name of each exchange on which registered
Common Stock, $0.01 par value MICR New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01Entry into Material Definitive Agreement

In December 2015, Micron Solutions, Inc.  (the “Company”) entered into a Letter of Intent with a Buyer (collectively the “Parties”) to sell two unoccupied buildings, with a total of approximately 52,000 square feet, and land, at its Fitchburg, Massachusetts campus.  Subsequently, in January 2016, the Parties entered into a Purchase and Sale Agreement (“Agreement”) for this real estate to close within twelve months from the date of the Agreement.  In December 2016, the Parties entered into a First Amendment to the Purchase and Sale Agreement (the “First Amendment”).  The First Amendment extended the time to close to January 13, 2018.  As consideration for extending the Agreement, the Buyer agreed to (i) release the $25,000 being held as a deposit to the Company; (ii) increase the purchase price by $25,000; (iii) pay the Company $4,000 per month as an extension fee beginning in January 2017 through January 2018,  or the culmination of the Agreement, and (iv) pay the Company $7,500 per month for a 150 day additional extension, to June 2018, only for the purpose of the Buyer securing historical tax credits until the termination or culmination of the Agreement.  In January 2017, the Parties entered into a Second Amendment to the Purchase and Sale Agreement (the “Second Amendment”).  The Second Amendment (i) permits the Buyer to assign the Agreement to a third party; (ii) extends the term of the $4,000  per month extension fee from January 2018 to March 2018 and (iii) amends the term of the additional extension fee of $7,500 per month to April 2019 through June 2019.   The Parties anticipate closing on the sale on or around June 30, 2019. The Company expects its proceeds for the sale to be approximately $685,000.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 12, 2019, the Company received a letter from the NYSE American LLC (the “NYSE American” or the “Exchange”)  stating that it is not in compliance with the continued listing standards as set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). In order to maintain its listing, the Company must submit a plan of compliance by July 12, 2019 addressing how it intends to regain compliance with Section 1003(a)(ii) of the Company Guide by December 12, 2020. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange. If the plan is not accepted or if it is accepted but the Company is not in compliance with the continued listing standards by December 12, 2020, or if the Company does not make progress consistent with the plan, the Exchange will initiate delisting procedures as appropriate.

The Company’s management is pursuing options to address the deficiencies and intends to submit a compliance plan on or before the deadline set by the Exchange.

Item 7.01 Regulation FD Disclosure

On June 18, 2019,  the Company issued a press release regarding the appointment of Mr. Andrei Soran, currently a director of the Company, as Chairman.

In accordance with the NYSE’s rules, the Company issued a press release announcing that it had received the notice of noncompliance with NYSE continued listing standards.

A copy of the press release is attached to this Form 8-K as Exhibit 99.01.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.01	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 18th day of June, 2019.

MICRON SOLUTIONS, INC.

By:	/s/ William J. Laursen
William J. Laursen
President and CEO

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